November 24, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Dear Sir:

We have read and agree with the statements contained in Sub-Item 77k of Form N-SAR of the Federated Tax-Free Instruments Trust.

Very truly yours,



Arthur Andersen LLP





Mr. Sean Fitzsimons
Page 2
September 30, 1999